UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/25/2009

Electronics For Imaging, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-18805

Delaware	94-3086355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

303 Velocity Way, Foster City, California 94404
(Address of principal executive offices, including zip code)

650-357-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

During a meeting held on August 25-26, 2009, the Compensation Committee of the Board of Directors of Electronics For Imaging, Inc. approved the annual refresher stock options award date of August 28 for the calendar year 2009 and the date for any future refresher stock option awards for any subsequent calendar year will be the tenth trading day of the month of August of such calendar year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics For Imaging, Inc.

Date: August 27, 2009	By:	/s/ John Ritchie
John Ritchie
Chief Financial Officer